Exhibit 10.2
FY26 US Time-Based Award Agreement for Directors (Time-Based)
2023 Stock Incentive Plan
DELL TECHNOLOGIES INC.
Restricted Stock Unit Agreement
Dell Technologies Inc., a Delaware corporation (the “Company”), is pleased to grant you an
Other Stock-Based Award in the form of “restricted stock units” representing the right to receive shares of the Company’s Class C Common Stock (the “Shares”), subject to the terms and conditions described below. The number of restricted stock units that are awarded to you (the
“Units”) is stated in the grant summary provided to you by the Company (the “Grant
Summary”). Each Unit represents the right to receive one Share. In connection with the Units, the Company is also granting you an Other Stock-Based Award in the form of the right to receive a credit, payable in cash (without interest), equal to the value of each regular cash dividend that would have been paid on each Share underlying the Units if such Share had been issued to and held by you on the record date for such regular cash dividend (the “Dividend Equivalent Right”).
As a material inducement to the Company to grant you this award, you agree to the following terms and conditions.
You agree that you are not otherwise entitled to this award, that the Company is providing you this award in consideration for your promises and agreements below, and that the Company would not grant you this award absent those promises and agreements. This Restricted Stock
Unit Agreement (this “Agreement”), the Grant Summary, and the Dell Technologies Inc. 2023
Stock Incentive Plan (as amended, modified or restated from time to time, the “Plan”) set forth the terms of your Units identified in your Grant Summary.
1.Vesting — The Units will vest, and you will receive Shares, in accordance with the schedule in your Grant Summary. The Company will issue you one Share for each vested
Unit and will pay to you the accrued cash value (if any) of the Dividend Equivalent Right related to each such Unit to be delivered on the applicable vesting date or as soon as administratively practicable thereafter, provided that in no event shall Shares or Dividend Equivalent Right payments be delivered later than the fifteenth day of the third month following the end of the calendar year with respect to which the Units were earned and not subject to forfeiture. The issuance of Shares shall be evidenced in such manner as the Company, in its discretion, deems appropriate. You will have no further rights with regard to Units once the Shares related to such
Units have been issued and any related Dividend Equivalent Right payments have been made.
2.Accelerated Vesting; Expiration —Unless otherwise set forth in your Grant
Summary, all outstanding Units will vest immediately and automatically upon (i) a Change in
Control that constitutes a “change in control event” (within the meaning of Section 409A of the
Code) (a “409A Change in Control”), subject to your continued service on such date, or (ii) your termination of Employment, if incurred by reason of your death or Disability or your termination by the Company without Cause. The Shares and the accrued cash value (if any) of the related
Dividend Equivalent Rights will be distributed to you/your heir(s) as soon as administratively practicable and in all events within 60 days of such 409A Change in Control or termination of
Employment, as applicable.

If your Employment terminates for any reason other than your death, Disability or termination by the Company without Cause, any Units that have not vested (and the related Dividend Equivalent
Rights) as described above will expire at that time.
As used herein, the term “Employer” means the Company (if you are on the board of directors of the Company) or the Affiliate or Subsidiary of the Company (if you provide board member services to an Affiliate or Subsidiary of the Company). As used herein, the term “Company”
includes all Affiliates and Subsidiaries of the Company, including your Employer.
As used herein, the term “Affiliate” means any company or other entity that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of
Regulation C under the Securities Act, including any Subsidiary.
As used herein, the term “Disability” means, with respect to you, that: (i) on or prior to the date of termination, you have provided proof that you have been determined by the U.S. Social
Security Administration to be eligible for disability benefits under the Social Security disability insurance program or the Supplemental Security Income program; and (ii) the Committee has determined that you have a permanent physical or mental impairment of sufficient severity as to prevent you from performing duties for the Company or an Affiliate and provided written notice to you that you may no longer provide services to the Company due to a permanent “Disability”
for purposes of the Plan. The Committee, or its designee, may establish any process or procedure it deems appropriate for determining whether you have a “Disability.” Whether you are terminated due to “Disability” for purposes of the Plan shall be determined by the Committee in the Committee’s complete discretion.
3.Rights as a Stockholder — You, or your estate or heirs, will have no rights as a stockholder with respect to unvested Units or with respect to Shares that may be received by you with respect to your Units until those Shares are issued and registered in your name on the books of the Company’s transfer agent. Units granted to you will be satisfied wholly through the issuance and delivery of Shares, provided that in lieu of issuing any fractional Share, the
Company shall make a cash payment to you equal to the Fair Market Value of such fractional
Share.
4.Agreement With Respect to Taxes — You must pay any federal, state, local and foreign taxes that are required to be withheld by the Company or your Employer. You may pay such amounts in cash or make other arrangements satisfactory to the Company or your Employer for the payment of such amounts. You agree that the Company or your Employer, at its sole discretion and to the fullest extent permitted by Applicable Law, shall have the right to demand that you pay such amounts in cash or deduct such amounts from any payments of any kind otherwise due to you. At the Company’s or your Employer’s sole discretion, the Company or your Employer may permit or require that such withholding tax obligation shall be satisfied by withholding from the Shares otherwise issuable to you that number of Shares having an aggregate Fair Market Value at the time such withholding tax obligation arises equal to the amount of such withholding tax obligation. Such withholding obligation may be, or, if the
Committee so directs, such withholding obligation shall be, satisfied by your delivery (on a form prescribed or accepted by the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Committee to sell vested Shares being delivered under the award and to deliver all or part of the sale proceeds to the Company to satisfy such withholding obligation directly to the Company or your Employer. If the applicable tax withholding is satisfied by an irrevocable direction to a licensed securities broker, you will be subject to the Company’s policies regarding insider trading restrictions, which may affect your ability to acquire or sell
Shares under the Plan. By acceptance of the award granted hereunder, you certify your understanding of and intent to fully comply with the standards contained in the Company’s insider trading policies (and related policies and procedures adopted by the Company).
You agree that, subject to compliance with Applicable Law, the Company or your Employer may recover from you taxes which may be payable by the Company or your Employer in any jurisdiction in relation to this award. You agree that the Company or your Employer shall be entitled to use whatever method it may deem appropriate to recover such taxes, including the sale of any Shares, paying you a net amount of shares (or cash), or recovering the taxes via payroll and direct invoicing. You further agree that the Company or your Employer may, as it reasonably considers necessary, amend or vary this Agreement to facilitate such recovery of taxes.
5.Transferability — The Units are not transferable other than by will or the applicable laws of descent and distribution, and unvested Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered, whether by operation of law or otherwise, nor may the Units be made subject to execution, attachment or similar process. If you attempt to take any of the actions referred to in the immediately preceding sentence, the Units will immediately become forfeited. Once Units have vested and Shares have been issued to you, such Shares shall be freely transferable, subject to any applicable securities laws, rules and regulations, any separately stated transfer restrictions that the Company may impose on such
Shares, and any Restricted Periods (as defined below) to which you may be subject.
6.Trading Restrictions — If you are subject to any Company “blackout” policy or other trading restriction imposed by the Company (a “Restricted Period”) on the date a distribution would otherwise be made pursuant to Section 1 herein, such distribution may instead be made on the earlier of (i) the first date on which you are not subject to any such policy or restriction and (ii) the later of (A) the last day of the calendar year in which such distribution would otherwise have been made, and (B) a date which is immediately prior to the expiration of two and one-half months following the date such distribution would otherwise have been made hereunder. For purposes of this provision, you acknowledge that you may be subject to a
Restricted Period for any reason that the Company determines appropriate, including Restricted
Periods generally applicable to employees or groups of employees or Restricted Periods applicable to you during an investigation of allegations of misconduct by you.
7.Incorporation of Plan — This award is granted under the Plan and is governed by the terms of the Plan in addition to the terms and conditions stated herein. This Agreement, the Grant Summary and the Plan constitute the entire understanding between you and the
Company regarding this award. In the event of any conflict between this Agreement or the Grant
Summary and the Plan, the terms of the Plan shall control, provided that the definition of
“Company” set forth in Section 2 herein shall control over any conflicting definition in the Plan.
All terms used herein with their initial letters capitalized shall have the meanings given them in the Plan unless otherwise defined herein. A copy of the Plan is available upon request from the
Company’s Stock Plan Administration Department. Your Units will be subject to the terms of any applicable agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity and shall be subject to adjustment pursuant to Section 10 of the
Plan.
8.Notice — You agree that notices may be given to you in writing either at your home address as shown in the records of the Company or your Employer, or by electronic transmission (including e-mail or reference to a website or other URL) sent to you through the
Company’s normal process for communicating electronically with its service providers.
9.No Right to Continued Employment — The granting of Units does not confer upon you any right to the expectation of, or continuation of, your Employment. Unless otherwise specified in a written agreement between the Company or your Employer, as applicable, and you, the Company or your Employer, as applicable, reserves the right to terminate your Employment at any time and for any reason.
10.Limitation on Rights; No Right to Future Grants; Extraordinary Item of
Compensation — By accepting this Agreement and the grant of the Units evidenced hereby, you expressly acknowledge that (a) the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) the grant of Units is a one-time benefit that does not create any contractual or other right to receive future grants of Units, or benefits in lieu of Units;
(c) all determinations with respect to future grants, if any, including the grant date, the number of
Units granted and the vesting dates, will be at the sole discretion of the Company; (d) your participation in the Plan is voluntary; (e) the value of the Units is an extraordinary item of compensation that is outside the scope of your employment contract, if any, and nothing can or must automatically be inferred from such employment contract or its consequences; (f) Units are not part of normal or expected compensation for any purpose, and are not to be used for calculating any severance, resignation, redundancy, end of service payments, bonuses, long-
service awards, pension or retirement benefits or similar payments, and you waive any claim on such basis; (g) vesting of Units ceases upon termination of Employment for any reason except as may otherwise be explicitly provided in the Plan document or in this Agreement; and (h) the future value of the Units is unknown and cannot be predicted with certainty. In addition, you understand, acknowledge and agree that you will have no rights to compensation or damages related to Units or Shares in consequence of the termination of your Employment for any reason whatsoever and whether or not in breach of contract.
11.Data Privacy Consent — As a condition of the grant of the Units, you acknowledge the legal basis for the Company processing your personal data (as described in this
Section 13) is to perform its obligations under this Agreement and administer all the Units. You also expressly consent to the collection, use and transfer of your personal data and you understand that the Company and its Affiliates and Subsidiaries hold certain personal information about you, including your name, home address and telephone number, date of birth, social security number, salary, nationality, job title, any ownership interests or directorships held in the Company, its Affiliates or its Subsidiaries and details of all Units, Shares, stock options or other equity awards awarded or cancelled (“Data”). You further understand that the Company, its
Affiliates and Subsidiaries will transfer Data amongst themselves as necessary for the purposes of implementation, administration and management of your participation in the Plan, and that the
Company, its Affiliates and any of its Subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the
Plan. You understand that these recipients may be located in the European Economic Area or elsewhere, such as the United States. You authorize them to receive, possess, use, retain and transfer such Data as may be required for the administration of the Plan or the subsequent holding of shares of common stock on your behalf, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer to a broker or other third party with whom you may elect to deposit any shares of common stock acquired under the Plan. You understand that you may, at any time, view such
Data or require any necessary amendments to it. For more information on how the Company and its Affiliates and Subsidiaries processes your Personal Data, please read the Company’s Global
Data Privacy Policy and HR Privacy Notice.
12.Governing Law and Venue — This Agreement and the Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, United States of
America, without regard to conflict of laws principles thereof. For any dispute for which the forum and venue are not fixed by your agreement to arbitrate with the Company, the exclusive venue for any and all disputes arising out of or in connection with this Agreement shall be New
Castle County, Delaware, United States of America, and the courts sitting exclusively in New
Castle County, Delaware, United States of America shall have exclusive jurisdiction to adjudicate such disputes. Each party hereby expressly consents to the exercise of jurisdiction by such courts and hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to such laying of venue (including the defense of inconvenient forum).
13.Effect of Invalid Provisions — If any of the promises, terms or conditions set forth herein are determined by a court of competent jurisdiction to be unenforceable, any Units that have not vested as described above will expire at that time and you agree to return to the
Company an amount of cash equal to the Fair Market Value of all Shares theretofore issued to you pursuant to this Agreement, determined as of the date such Shares were issued.
14.Consent to Electronic Communications — You agree that the Company may provide you with any communications associated with this award in electronic format. Your consent to receive electronic communications includes, but is not limited to, all legal and regulatory disclosures and communications associated with this award or notices or disclosures about a change in the terms and conditions of this award.
15.Internal Revenue Code Section 409A — This Agreement is not intended to constitute a “nonqualified deferred compensation plan” for purposes of Code Section 409A.
Neither you nor the Company shall have the right to accelerate or defer the vesting and/or delivery of any Units if such action would cause this Agreement to be subject to Code Section
409A. The Company makes no representations or warranty and shall have no liability to you or any other person if any provisions of or payments under this Agreement are determined to constitute nonqualified deferred compensation subject to Code Section 409A, but not to satisfy the conditions of that section. To the extent that the Committee determines that you would be subject to the additional 20% tax imposed on certain non-qualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of this Agreement, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of such amendment shall be determined by the Committee. For purposes of this Agreement, a termination of Employment only occurs upon an event that would be a “Separation from Service” within the meaning of Code Section 409A.
16.Titles and Interpretation — Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. Defined terms used in this Agreement shall apply equally to both the singular and plural forms thereof.
Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The term “hereunder” shall mean this entire
Agreement as a whole unless reference to a specific section or provision of this Agreement is made. Any reference to a section, subsection and provision is to this Agreement unless otherwise specified.
17.Acceptance of Terms and Conditions — This award will not be effective and you may not take action with respect to the Units or the Shares until you have acknowledged and agreed to the terms and conditions set forth herein in the manner prescribed by the Company.
You should print a copy of this award and your Grant Summary for your records.
______________________________________________________________________________
Awarded subject to the terms and conditions stated above:
DELL TECHNOLOGIES INC.
By: _____________________________________________